SECURITIES PURCHASE AGREEMENT

HeartWare International, Inc.
205 Newbury Street, Suite 101
Framingham, Massachusetts 01701

Ladies & Gentlemen:

              The undersigned (the “Investor”), hereby confirms its agreement with you as follows:

1.           This Securities Purchase Agreement is made as of August 10, 2009 between HeartWare International, Inc., a company organized under the laws of the state of Delaware (the “Company”), and the Investor.

2.           The Company will issue up to an aggregate of 1,113,534 Shares (“Firm Shares”) and seek shareholder authorization for the issuance of up to an aggregate of additional 1,386,466 Shares (“Additional Shares” and together with the Firm Shares, the “Shares”) to certain investors in a private placement (the “Offering”).

3.           The Company and the Investor agree that, subject to the conditions referred to in this Agreement, the Investor will purchase from the Company and the Company will issue and sell to the Investor ______ Shares for a purchase price of US $22.00 per Share, or an aggregate purchase price of US $______.00, pursuant to the Terms and Conditions for Purchase of Shares attached hereto as Annex I and incorporated herein by reference as if fully set forth herein (the “Terms and Conditions”).  The Shares purchased pursuant to this Agreement shall consist of (i) ______ Firm Shares and (ii) such number of Additional Shares allocated on a pro rata basis in the same proportion as the Firm Shares to be purchased by the Investor bears to the total number of Firm Shares purchased by all Investors less 182,184 Firm Shares; provided however, if the proceeds from the Australian Offering (as defined below) are less than $5,000,000 the number of Firm Shares issued to the Investor under this Agreement shall be increased on the same basis as the pro rata allocation described in clause (ii) of this paragraph 3.  This Securities Purchase Agreement, together with the Terms and Conditions, may hereinafter be referred to as the “Agreement.”  In addition, the Company may make an offer of shares to various Australian investors upon similar terms and conditions as the Shares being purchased in the Offering (the “Australian Offering”), and such shares purchased outside the United States will be made pursuant to a form of Australian Subscription Agreement in accordance with the requirements of Australian corporate and securities laws.  Unless otherwise requested by the Investor, the Shares purchased by the Investor will be registered in the Investor’s name and address as set forth below.

Please confirm that the foregoing correctly sets forth the agreement between us by signing in the space provided below for that purpose.  This Agreement may be executed in separate counterparts, each of which shall be deemed to be an original and all of which taken together shall constitute one and the same instrument.

AGREED AND ACCEPTED:

HeartWare International, Inc.		Investor:

By:		By:
	Name:		Name:
	Title:		Title:

Address:

Tax ID No.:

Contact name:

Telephone:

Name in which shares should be registered (if different):

ANNEX I

TERMS AND CONDITIONS FOR PURCHASE OF SHARES

1.             Authorization and Sale of the Shares.  Subject to these Terms and Conditions, the Company will issue up to an aggregate of 2,500,000 shares (the “Shares”) of common stock, par value $0.001 per share (the “Common Stock”), and to the extent the number of shares of Common Stock sold in the offering exceeds approximately 15.0% of the Common Stock outstanding prior to the offering (the “Firm Shares”), seek shareholder authorization for the issue of any additional shares (the “Additional Shares”).

2.             Agreement to Sell and Purchase the Shares; Subscription Date.

2.1               At the Closing (as defined in Section 4), the Company will sell to the Investor, and the Investor will purchase from the Company, upon the terms and conditions hereinafter set forth, the number of Shares as set forth in Section 3 of the Securities Purchase Agreement to which these Terms and Conditions are attached at the purchase price set forth thereon.

2.2               The Company may enter into (i) the same or substantially similar form of Securities Purchase Agreement, including these Terms and Conditions, with certain other investors in the United States (the “U.S. Investors”), and (ii) a form of subscription agreement for the sale of its securities in accordance with the requirements of Australian corporate and securities laws, with certain other investors outside the United States (collectively, the “Other Investors”). The Investor, the other U.S. Investors, and the Other Investors are hereinafter sometimes collectively referred to as the “Investors,” and the Securities Purchase Agreement to which these Terms and Conditions are attached (the "Agreement") (including attached Terms and Conditions) and the Australian form of subscription agreement, as applicable, executed by the Other Investors are hereinafter sometimes collectively referred to as the “Agreements.”  The Company may accept executed Agreements from Investors for the purchase of Shares commencing upon the date on which the Company provides the Investors with the proposed purchase price per Share and concluding upon the date (the “Subscription Date”) on which the Company is no longer accepting additional Agreements from Investors for the purchase of Shares.  The Company may not enter into any Agreements after the Subscription Date.

2.3               The obligations of each Investor under any Agreement are several and not joint, and no Investor shall be responsible in any way for the performance of the obligations of any other Investor under any Agreement.  Nothing contained herein, and no action taken by any Investor hereto, shall be deemed to constitute the Investors as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Investors are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated hereby, provided that such obligations or the transactions contemplated hereby may be modified, amended or waived in accordance with Section 10 below.  Each Investor shall be entitled to independently protect and enforce its rights, including without limitation the rights arising out of this Agreement (provided, that such rights may be modified, amended or waived in accordance with Section 10 below), and it shall not be necessary for any Other Investor to be joined as an additional party in any proceeding for such purpose.

3.             Holding of subscription monies

3.1               The business day after the Subscription Date, the Company shall transfer the subscription monies relating to the Additional Shares (“Escrow Funds”) into the escrow account established and operated in accordance with this clause 3 and the Escrow Agreement between the Company and Citibank, N.A., dated as of August 10, 2009 (the “Escrow Agreement”).

3.2               In the event that (a) the Additional Conditions (as defined herein) are satisfied on or before December 15, 2009, the Company shall direct the Escrow Agent to release the Escrow Funds to the Company promptly upon becoming aware that the Additional Conditions have been satisfied; or (b) stockholder approval is not obtained at the Special Meeting (or at any adjournment of that meeting) or the Additional Conditions are not satisfied on or before December 15, 2009, the Company shall direct the Escrow Agent to release the Escrow Funds to the Company for refund to Investors on the earlier of the business day after (i) the Special Meeting (if the resolution approving the offering was not passed); or (ii) the Company becomes aware that the Additional Conditions are not capable of being satisfied; or (iii) December 15, 2009.

3.3               Upon receipt of the Escrow Funds from the Escrow Agent in accordance with section 3.2(b), the Company shall promptly refund the Escrow Funds to the Investors.

3.4               Interest shall accrue on the Escrow Funds while in the Escrow Account in accordance with the terms of the Escrow Agreement and shall follow the principal amount and shall be paid to the Company or refunded to Investors (as the case may be) at the same time as payment of the corresponding principal.

4.             Delivery of the Shares at Closing.

4.1.               It is expected that the completion of the purchase and sale of the Shares (the “Closing”) shall occur electronically on or about August 14, 2009 (the “Closing Date”).  On or prior to the Closing, the Company shall provide to the Investor copies of the physical certificated Shares for the number of Firm Shares, in each case as is set forth in Section 3 of the Securities Purchase Agreement.  Upon written notice to the Company at least one business day prior to the Closing Date, the Investor may elect to receive thirty-five restricted CHESS Depository Interests for each Share. Within seven (7) days following the Closing Date, the Company shall cause the original certificates to be delivered to the Investor or its nominee as instructed overnight, receipted delivery.

The Company’s obligation to issue the Firm Shares on the Closing Date to the Investor shall be subject to the following additional conditions, any one or more of which may be waived by the Company: (a) receipt by the Company of a certified or official bank check or wire transfer of funds in the full amount of the purchase price for the Shares being purchased hereunder as set forth in Section 3 of the Securities Purchase Agreement; and (b) the accuracy of the representations and warranties made by the Investors and the fulfillment of those undertakings of the Investors to be fulfilled prior to the Closing.

The Investor’s obligation to purchase the Shares shall be subject to the following conditions, any one or more of which may be waived by the Investor: (a) the representations and warranties of the Company set forth herein shall be true and correct as of the Closing Date (except for representations and warranties that speak as of a specific date, which representations and warranties shall be true and correct as of such date) in all material respects and the fulfillment in all material respects of those undertakings of the Company in this Agreement to be fulfilled on or prior to the Closing Date, (b) a legal opinion of the Company’s U.S. counsel, dated as of the Closing Date, in the form attached hereto as Exhibit A executed by such counsel and addressed to the Investor, and (c) the Investor shall have received such documents as such Investor shall reasonably have requested in connection with the Offering.

4.2.              The Company’s obligation to issue the Additional Shares to the Investor shall be subject to the conditions in Section 4.1 hereof, and upon the following additional conditions: (a) the Company has received the approval of the requisite number of Company shareholders for the offer and sale of the Additional Shares under the ASX Listing Rules and Nasdaq Stock Market Rule 5635(d); and (b) all other requirements of the ASX Listing Rules and Nasdaq Stock Market Rules applicable to the Offering have been satisfied in relation to the offering (“Additional Conditions”).  Promptly upon satisfaction of the Additional Conditions and the release of the Escrow Funds from escrow, the Company shall deliver to the Investor the number of Additional Shares, in each case as is set forth in Section 3 of the Securities Purchase Agreement.

5.             Representations, Warranties and Covenants of the Company.  The Company hereby represents and warrants to, and covenants with, the Investor, as follows:

5.1               Organization.  The Company is a corporation duly organized and validly existing in good standing under the laws of the state of Delaware, and has the requisite power to own or lease its properties and to conduct its business as presently conducted.  The Company is duly registered or qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which the nature of the business conducted by it or the location of the properties owned or leased by it requires such registration or qualification and where the failure to be so registered or so qualified would have a material adverse effect upon the condition (financial or otherwise), earnings, business, properties or operations of the Company and its subsidiaries taken as a whole (a “Material Adverse Effect”), and no proceeding has been instituted in any such jurisdiction, revoking, limiting or curtailing, or seeking to revoke, limit or curtail, such power and authority, registration or qualification.

5.2               Due Authorization and Valid Issuance.  The Company has all requisite power and authority to execute, deliver and, subject to the approval referred to in clause 4.2(b) above and 5.4 below, perform its obligations under each Agreement, and each Agreement has been duly authorized and validly executed and delivered by the Company and constitutes a legal, valid and binding agreement of the Company enforceable against the Company in accordance with its terms, except as rights to indemnity and contribution may be limited by applicable securities laws or the public policy underlying such laws, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ and contracting parties’ rights generally and except as enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).  The Shares being purchased by the Investor hereunder will, upon issuance and payment therefor pursuant to the terms hereof and subject to the approval referred to in clause 4.2(b) above and 5.4 below, be duly authorized, validly issued, fully-paid and non-assessable.

5.3             Non-Contravention.  The execution and delivery of each Agreement, the issuance and sale of the Shares under each Agreement, the fulfillment of the terms of each Agreement and the consummation of the transactions contemplated thereby will not (A) conflict with or constitute a violation of, or default (with the passage of time or otherwise) under, (i) any bond, debenture, note or other evidence of indebtedness, lease, contract, indenture, mortgage, deed of trust, loan agreement, joint venture or other agreement or instrument to which the Company is a party or by which it or its properties are bound, (ii) the certificate of incorporation and other organizational documents of the Company, or (iii) any law, administrative regulation, ordinance or order of any court or governmental agency, arbitration panel or authority applicable to the Company, or its properties, except in the case of clauses (i) and (iii) for any such conflicts, violations or defaults that are not reasonably likely to have a Material Adverse Effect, or (B) result in the creation or imposition of any lien, encumbrance, claim, security interest or restriction whatsoever upon any of the properties or assets of the Company or an acceleration of indebtedness pursuant to any obligation, agreement or condition contained in any bond, debenture, note or any other evidence of indebtedness or any indenture, mortgage, deed of trust or any other agreement or instrument to which the Company is a party or by which it is bound or to which any of the material property or assets of the Company is subject, except for such liens, encumbrances, claims, security interests or restrictions upon any of the properties or assets of the Company or accelerations of indebtedness that are not reasonably likely to have a Material Adverse Effect.  No consent, approval, authorization or other order of, or registration, qualification or filing with, any regulatory body, administrative agency, or other governmental body or any other person is required for the execution and delivery of the Agreements, and the valid issuance and sale of the Shares to be sold pursuant to the Agreements, other than the stockholder approval referred to in Section 4 or such as have been made or obtained, and except for any post-closing securities filings or notifications required to be made under applicable securities laws.

5.4               Capitalization.  As of the date hereof, the capital of the Company is as set out in the “Summary of Terms and Conditions”.  All of the Company’s shares have been duly and validly issued and are fully paid and non-assessable, have been issued in compliance with all applicable securities laws, and were not issued in violation of any preemptive rights or similar rights to subscribe for or purchase securities.  The Shares to be sold pursuant to the Agreements, when they are issued and paid for in accordance with the terms of the Agreements, will be duly and validly issued, fully paid and non-assessable. Without limiting the foregoing, no preemptive right, co-sale right, right of first refusal or other similar right exists with respect to the Shares or the issuance and sale thereof.  Except as set forth in Section 4 above, no further approval or authorization of any stockholder, the Board of Directors of the Company or others is required for the issuance and sale of the Shares.  Except as may be disclosed in the Company's SEC Documents, there are no stockholders agreements, voting agreements or other similar agreements with respect to the Company’s capital stock to which the Company is a party or, to the knowledge of the Company, between or among any of the Company’s stockholders.  The issuance and sale of the Shares will not result in a right of any current holder of Company securities to adjust the exercise, conversion, exchange or reset price under such securities.  Except for options issued to officers, directors and employees of the Company under its employee benefit plans or as otherwise set forth in the Company SEC Documents (as defined in Section 5.5 hereof), there are no outstanding rights (including, without limitation, preemptive rights), warrants or options to acquire, or instruments convertible into or exchangeable for, any unissued shares of capital stock or other equity interest in the Company, or any contract, commitment, agreement, understanding or arrangement of any kind to which the Company is a party or of which the Company has knowledge and relating to the issuance or sale of any capital stock of the Company, any such convertible or exchangeable securities or any such rights, warrants or options.  Subject to the filing of the notification with the Nasdaq Stock Market, Inc. and the receipt of stockholder approval, the issuance and sale of the Shares under the Agreements do not contravene the rules and regulations of the Nasdaq Stock Market, Inc.

5.5               Reporting Status.  The Company has made or filed all required disclosures or obtained appropriate waivers with the Nasdaq Stock Market, Inc.  The Company has filed all forms, documents and reports required to be filed prior to the date hereof by it with the Securities and Exchange Commission (the “Company SEC Documents”).  As of their respective dates, or if amended, as of the date of the last such amendment, the Company SEC Documents complied in all material respects with the requirements of the Securities Act of 1933, as amended (the “Securities Act”) and the Securities Exchange Act of 1934, as amended (the “Exchange Act”) as the case may be, and the applicable rules and regulations promulgated thereunder, and none of the Company SEC Documents contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.  At the date hereof the Company meets the requirements for use of Form S-3 under the Securities Act to register the sale of the Shares by the Investor.

5.6               Legal Proceedings; Disagreements with Advisors.  There are no material legal or governmental investigations, actions, suits or proceeding pending or, to the knowledge of the Company, threatened to which the Company is or may be a party or of which the business or property of the Company is subject that are not disclosed in the Company SEC Documents.  There are no material disagreements presently existing, or reasonably anticipated by the Company to arise, between the accountants presently employed by the Company.

5.7               No Violations.  The Company is not (i) in violation of its charter, bylaws, or other organizational document; (ii) in violation of any applicable law, administrative regulation, ordinance or order of any court or governmental agency, arbitration panel or authority applicable to the Company, which violation, individually or in the aggregate, would be reasonably likely to have a Material Adverse Effect; or (iii) in default (and there exists no condition which, with the passage of time or otherwise, would constitute a default) in the performance of any bond, debenture, note or any other evidence of indebtedness in any indenture, mortgage, deed of trust or any other agreement or instrument to which the Company is a party or by which the Company is bound or by which the properties of the Company are bound, which would be reasonably likely to have a Material Adverse Effect.

5.8               Governmental Permits, Etc.  The Company has all necessary franchises, licenses, certificates and other authorizations from any applicable government or governmental agency, department, or body that are currently necessary for the operation of the business of the Company as currently conducted and as described in the Company SEC Documents except where the failure to currently possess would not have a Material Adverse Effect.

5.9             Compliance in Clinical Trials. The clinical trials conducted by or on behalf of the Company have been conducted in accordance with accepted professional scientific standards.  The Company has not received any notices or correspondence from the FDA or any other governmental agency requiring the termination, suspension or modification of any clinical trials currently conducted by, or on behalf of, the Company or in which the Company has participated, if any, or the results of which are referred to in its publicly available documents and press releases.

5.10              Intellectual Property.  Except as specifically disclosed in the Company SEC Documents (i)  the Company owns or possesses sufficient rights to use all patents, patent rights, trademarks, copyrights, licenses, inventions, trade secrets, trade names and know-how (including trade secrets and other unpatented and/or unpatentable property or confidential information, systems, processes or procedures) (collectively, “Intellectual Property”) described or referred to in the Company SEC Documents as owned or possessed by them or that are necessary for the conduct of its business as now conducted as described in the Company SEC Documents except where the failure to currently own or possess would not have a Material Adverse Effect, (ii) to its knowledge, the Company is not infringing, and have not received any notice of any asserted infringement by the Company of any rights of a third party with respect to any Intellectual Property that, individually or in the aggregate, would have a Material Adverse Effect and (iii) the Company has not received any notice of, and has no knowledge of, infringement by a third party with respect to any Intellectual Property rights of the Company, individually or in the aggregate, would have a Material Adverse Effect.

5.11             Financial Statements; Obligations to Related Parties.  (a) The financial statements of the Company and the related notes contained in the Company SEC Documents present fairly, in accordance with generally accepted accounting principles as applied in the United States (“GAAP”), the financial position of the Company as of the dates indicated, and the results of its operations and cash flows for the periods therein specified except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments that are not expected to be material in amount.  Such financial statements (including the related notes) have been prepared in accordance with GAAP applied on a consistent basis throughout the periods therein specified, except as may be disclosed in the notes to such financial statements and except as disclosed in the Company SEC Documents.  The other financial information contained in the Company SEC Documents has been prepared on a basis consistent with the financial statements of the Company.

5.12               Except as set forth in any Company SEC Documents, there are no obligations of the Company to officers, directors, stockholders or employees of the Company or its subsidiaries other than (i) for payment of salary for services rendered and for bonus payments; (ii) reimbursements for reasonable expenses incurred on behalf of the Company; (iii) for other standard employee benefits made generally available to all employees (including stock option agreements outstanding under any stock option plan approved by the Board of Directors of the Company); and (iv) obligations listed in the Company’s financial statements.

5.13             No Material Adverse Change.  Except as disclosed in the Company SEC Documents, since December 31, 2008, there has not been (i) any material adverse change in the financial condition or earnings of the Company, (ii) any material adverse event affecting the Company, (iii) any obligation, direct or contingent, that is material to the Company, incurred by the Company, except obligations incurred in the ordinary course of business, (iv) any dividend or distribution of any kind declared, paid or made on the capital stock of the Company, or (v) any loss or damage (whether or not insured) to the physical property of the Company which has been sustained which had a Material Adverse Effect.

5.14             Disclosure. The representations and warranties of the Company contained in this Section 5 as of the date hereof and as of the Closing Date, do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.  Except with respect to the material terms and conditions of the transaction contemplated by the Agreements and the anticipated use of the proceeds therefrom, which shall be publicly disclosed by the Company pursuant to the Exchange Act, the Company confirms that neither it nor any person acting on its behalf has provided the Investors with any information that the Company believes constitutes material, non-public information.  Subject to section 6.6 below, the Company understands and confirms that the Investors will rely on the foregoing representations in effecting transactions in the securities of the Company.

5.15             Listing.  The Company shall use reasonable commercial efforts to comply with all requirements of the Nasdaq Stock Market, Inc. with respect to the issuance of the Shares and the listing of the Shares on the Nasdaq Global Market.

5.16             No Manipulation of Stock.  The Company has not taken and will not, in violation of applicable law, take, any action designed to or that might reasonably be expected to cause or result in stabilization or manipulation of the price of its stock to facilitate the sale or resale of the Shares.

5.17             Company not an “Investment Company”.  The Company has been advised of the rules and requirements under the Investment Company Act of 1940 of the United States, as amended (the “Investment Company Act”).  The Company is not, and immediately after receipt of payment for the Shares will not be, an “investment company” or an entity “controlled” by an “investment company” within the meaning of the Investment Company Act and shall conduct its business in a manner so that it will not become subject to the Investment Company Act.

5.18             Contracts.  The contracts described in the Company SEC Documents that are material to the Company are in full force and effect on the date hereof, and neither the Company nor, to the Company's knowledge, any other party to such contracts is in breach of or default, or received a notice of termination under any of such contracts which would have a Material Adverse Effect.

5.19             Taxes.  The Company and its subsidiaries have filed (or has obtained an extension of time within which to file) all necessary tax returns and have paid all taxes shown as due on such tax returns, except where the failure to so file or the failure to so pay would not have a Material Adverse Effect.  The Company and its subsidiaries are not aware of any tax deficiency that has been or might be asserted or threatened against them that would have a Material Adverse Effect.

5.20             Private Offering.  Assuming the correctness of the representations and warranties of the Investors set forth in Section 6 hereof and assuming that the Company has not offered or sold any of the Shares by any form of general solicitation or advertising in the United States, the offer and sale of the Shares hereunder is exempt from registration under the Securities Act.  The Company has not distributed and will not distribute prior to the Closing Date any offering material in connection with this Offering and sale of the Shares other than the documents of which this Agreement is a part and the Company SEC Documents and any documents in connection with the Australian Offering.  The Company has not in the past nor will it hereafter take any action to sell, offer for sale or solicit offers to buy any securities of the Company that would bring the offer, issuance or sale of the Shares as contemplated by this Agreement within the registration provisions of Section 5 of the Securities Act, unless such offer, issuance or sale was or shall be within the exemptions from registration available under the Securities Act. Neither the Company nor any person acting on behalf of the Company has offered or sold any of the Shares by any form of general solicitation or general advertising in the United States.  The Company has offered the Shares on a private placement basis in the United States for sale only to the Investors and certain other “accredited investors” within the meaning of Rule 501 under the Securities Act.

5.21             Transactions With Affiliates.  There are no business relationships or related-party transactions involving the Company or any other person required to be described in the Company SEC Documents that have not been described as required.

5.22             Rule 144A Information.  At any time a Trading Market ceases to exist with respect to the Shares, the Company shall furnish to holders of the Shares, and to prospective purchasers of the Shares, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.  A “Trading Market” shall be deemed to exist at such time as the Shares are (i) registered under the Exchange Act, and (ii) traded on the Nasdaq Global Market or to any other approved exchange.

5.23             Company Acknowledgement of Investor Representation.  The Company acknowledges and agrees that the Investor does not make or has not made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in Sections 6 and 16(a) of this Agreement, or in the Investor Questionnaire.

5.24             Placement Agents.  The Company has taken no action that would give rise to any claim by any person for brokerage commissions, placement agent’s fees or similar payments relating to this Agreement or the transactions contemplated hereby, except for dealings with Canaccord Adams Inc. and Summer Street Research Partners, whose commissions and fees will be paid by the Company.

5.25             Insurance. The Company is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as the Company believes are prudent and customary for a company (i) in the businesses and location in which the Company is engaged, (ii) with the resources of the Company, and (iii) at a similar stage of development as the Company.  The Company has not received any written notice that the Company will not be able to renew its existing insurance coverage as and when such coverage expires.  The Company believes it will be able to obtain similar coverage at reasonable cost from similar insurers as may be necessary to continue its business.

6.             Representations, Warranties and Covenants of the Investor.

6.1               The Investor represents and warrants to, and covenants with, the Company that: (i) the Investor is an “accredited investor” as defined in Regulation D under the Securities Act and the Investor is also knowledgeable, sophisticated and experienced in making, and is qualified to make decisions with respect to investments in shares presenting an investment decision like that involved in the purchase of the Shares, including investments in securities issued by the Company and investments in comparable companies, and has requested, received, reviewed and considered all information it deemed relevant in making an informed decision to purchase the Shares; (ii) the Investor is acquiring the Shares set forth in Section 3 of this Agreement in the ordinary course of its business and for its own account for investment only and with no present intention of distributing any of such Shares; (iii) the Investor has not entered into any arrangement or understanding with any other persons regarding the distribution of such Shares; (iv) the Investor will not, directly or indirectly, offer, sell, pledge, transfer or otherwise dispose of (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of) any of the Shares except in compliance with the Securities Act, applicable securities laws and the respective rules and regulations promulgated thereunder; (v) the Investor shall furnish to the Company such information regarding such Investor and the distribution proposed by such Investor as the Company may reasonably request in writing and as shall be reasonably required in connection with any U.S. Registration; and (vi) the Investor has, in connection with its decision to purchase the number of Shares set forth in Section 3 of this Agreement relied only upon the Company SEC Documents and the representations and warranties of the Company contained herein.  The Investor understands that its acquisition of the Shares has not been registered under the Securities Act or registered or qualified under any applicable securities law in reliance on specific exemptions therefrom, which exemptions may depend upon, among other things, the bona fide nature of the Investor’s investment intent as expressed herein.  The Investor has completed or caused to be completed and delivered to the Company the Investor Questionnaire, which questionnaire is true, correct and complete in all material respects.

6.2               The Investor shall not offer, sell, contract to sell or otherwise dispose of or deliver any of the Shares unless: (i) the Shares are sold in a transaction that does not require registration under the Securities Act or any applicable laws and regulations of the states of the United States governing the offer and sale of securities and, (ii) prior to and as a condition to the execution of the offer, sale or delivery described in subclause (i) above, such Investor has furnished to the Company a written opinion of counsel reasonably satisfactory to the Company to such effect, unless the Company waives receipt of such opinion.

6.3               The Investor further represents and warrants to, and covenants with, the Company that (i) the Investor has full right, power, authority and capacity to enter into this Agreement and to consummate the transactions contemplated hereby and has taken all necessary action to authorize the execution, delivery and performance of this Agreement, and (ii) this Agreement constitutes a valid and binding obligation of the Investor enforceable against the Investor in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ and contracting parties’ rights generally and except as enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and except as the indemnification agreements of the Investors herein may be legally unenforceable.

6.4               The Investor has not engaged in any short sales or similar transactions with respect to the Company’s capital stock, nor has the Investor, directly or indirectly, caused any person to engage in any short sales or similar transactions with respect to the Company’s capital stock.  Without limiting the foregoing, Investor will not use any of the Shares acquired pursuant to the Agreements to cover any short position in the capital stock of the Company if doing so would be in violation of applicable securities laws and Investor will otherwise comply with federal securities laws of the United States in the holding and resale of the Shares.

6.5               The Investor understands that nothing in the Company SEC Documents, the Agreements, or any other materials presented to the Investor in connection with the purchase and sale of the Shares constitutes legal, tax or investment advice.  The Investor has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of Shares.

6.6               The Investor acknowledges that, if it has material non-public information regarding the Company, insider trading restrictions may apply to it.  The Investor agrees not to, and not to cause any other person to, acquire or sell any of the Company's securities after it has had access to material non-public information if doing so would be a breach of insider trading restrictions in either the United States or Australia.

6.7.              The Investor acknowledges and accepts that the Company may offer its securities to other U.S. Investors and various Australian investors upon substantially similar terms and conditions as the Shares being purchased pursuant to this Offering.

7.             Survival of Representations, Warranties and Agreements.  Notwithstanding any investigation made by any party to this Agreement, all covenants, agreements, representations and warranties made by the Company and the Investor herein shall survive the execution of this Agreement, the delivery to the Investor of the Shares being purchased and the payment therefor, provided that the representations and warranties contained herein shall expire on the one-year anniversary of the Closing Date.

8.             Registration of the Shares in the United States; Compliance with the Securities Act.

8.1               Registration Rights.  The Company shall, subject to the receipt of necessary information from the Investors, use commercially reasonable efforts to prepare and file with the Securities and Exchange Commission (“SEC”), a registration statement on Form S-3 to enable the resale of the Registrable Securities (as defined below) by the Investors on a delayed or continuous basis under Rule 415 of the Securities Act as soon as reasonably practicable but in any event within 30 days after the Closing Date with respect to the Firm Shares and within 30 days from the date of issuance with respect to the Additional Shares.  In the event that Form S-3 is not available for the registration of the resale of Registrable Securities hereunder, the Company shall register the resale of the Registrable Securities on another form reasonably acceptable to the Investors, including a registration statement on Form S-1.  The Company shall use commercially reasonable efforts to cause the Registration Statement to be declared effective by the SEC as soon as reasonably practicable but in any event within 90 days after the Closing Date with respect to the registration statement relating to the Firm Shares and 90 days after the issuance date with respect to the registration statement relating to the Additional Shares;  provided, however, in the event the SEC has elected to review the Registration Statement, the Company shall use commercially reasonable efforts to cause the Registration Statement to be declared effective by the SEC as soon as reasonably practicable but in any event within 120 days after the Closing Date with respect to the registration statement relating to the Firm Shares and 120 days after the issuance date with respect to the registration statement relating to the Additional Shares (such 90 day or 120 day date, shall be referred to as the “Required Registration Date”).  Subject to the Company’s right to declare a Suspension Period as set forth in Section 8.10, the Company shall use its commercially reasonable efforts to keep each Registration Statement continuously effective under the Securities Act until the earlier of (i) such time as all of the Registrable Securities covered by such Registration Statement have been publicly sold by the Investors or (ii) the date that all Registrable Securities covered by such Registration Statement may be sold by non-affiliates without volume or manner of sale restrictions under Rule 144, without the requirement for the Company to be in compliance with the current public information requirements under Rule 144.

The Company further agrees that, subject to the Company’s right to declare a Suspension Period as set forth in Section 8.10, in the event the Registration Statement has not been declared effective by the applicable Required Registration Date, unless the failure to become effective is due to the fault of one or more Investors or if the Registration Statement ceases to remain continuously effective as provided in this Agreement (each such event referred to as a “Registration Default”) and if the Registration Default exists for 30 days or more following the applicable Required Registration Date, then the Company shall issue additional shares of Common Stock to the Investors equal to 1% of the Shares issued to such Investor on the Closing Date, per month for each month during which the applicable Registration Default exists; provided that in no event shall the total aggregate number of shares issued pursuant to this Section 8.1 exceed 5% of the number of Shares issued to such Investor on the Closing Date and provided further that no additional shares shall be issued if the Shares are freely tradeable pursuant to Rule 144.
The term “Registration Statement” shall refer to the registration statement filed under the Securities Act that covers the resale of any of the Registrable Securities pursuant to this Section 8.1.

The term “Registrable Securities” shall mean the Shares; provided, however, that a Share shall cease to be a Registrable Security when (i) in the circumstances contemplated by this Section 8.1, a Registration Statement registering such Shares under the Securities Act has been declared or becomes effective and such Shares have been sold or otherwise transferred by the Investor thereof pursuant to and in a manner contemplated by such effective Registration Statement; (ii) such Share is sold pursuant to Rule 144 under circumstances in which any legend borne by such Security relating to restrictions on transferability thereof, under the Securities Act or otherwise, is removed by the Company; (iii) such Shares are eligible to be sold pursuant to Rule 144; or (iv) the Shares shall cease to be outstanding.

8.2               Registration Procedures.  The Company shall:

(a)          The Company shall not less than two (2) trading days prior to the filing of a Registration Statement and not less than one (1) trading day prior to the filing of any related prospectus or any amendment or supplement thereto (except for Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K and any similar or successor reports), the Company shall, furnish to the Investors copies of such Registration Statement, prospectus or amendment or supplement thereto, as proposed to be filed, which documents will be subject to the review of such Investor  (it being acknowledged and agreed that if an Investor does not object to or comment on the aforementioned documents within such two (2) trading days or one (1) trading day period, as the case may be, then the Investor shall be deemed to have consented to and approved the use of such documents).  The Company shall not file any Registration Statement or amendment or supplement thereto in a form to which an Investor reasonably objects in good faith, provided that, the Company is notified of such objection in writing within the two (2) trading days or one (1) trading day period described above, as applicable.

(b)          prepare and file with the Commission such amendments and supplements to such Registration Statement and the prospectus used in connection with such Registration Statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement;

(c)          furnish such number of prospectuses, including any preliminary prospectuses, and other documents incident thereto, including any amendment of or supplement to the prospectus, as an Investor from time to time may reasonably request;

(d)          use its reasonable best efforts to register and qualify the securities covered by such Registration Statement under such other securities laws of such jurisdiction within the U.S. as shall be reasonably requested by the Investor; provided, that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions; and

(e)          notify each Investor or seller of Registrable Securities when a Registration Statement becomes effective.

(f)           notify each seller of Registrable Securities covered by such Registration Statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading or incomplete in light of the circumstances then existing, and following such notification promptly prepare and furnish to such seller a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such shares, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading or incomplete in light of the circumstances then existing.

8.3               Indemnification.  For the purpose of this Section 8.3:

(i)                 the term “Selling Stockholder” means the Investor and any affiliate of such Investor;

(ii)                the term “Registration Statement” shall include the Prospectus in the form first filed with the SEC pursuant to Rule 424(b) of the Securities Act or filed as part of the Registration Statement at the time of effectiveness if no Rule 424(b) filing is required, and any exhibit, supplement or amendment included in or relating to the Registration Statement referred to in Section 8.1; and

(iii)               the term “untrue statement” for purposes of Section 8.3(d) hereof shall include any untrue statement or alleged untrue statement, or any omission or alleged omission to state in the Registration Statement a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(a)          The Company agrees to indemnify and hold harmless each Selling Stockholder from and against any losses, claims, damages or liabilities to which such Selling Stockholder may become subject (under the Securities Act or otherwise) insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of, or are based upon (i) any breach of the representations or warranties of the Company contained herein or failure to comply with the covenants and agreements of the Company contained herein, (ii) any untrue statement of a material fact contained in the Registration Statement as amended at the time of effectiveness or any omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, or (iii) any failure by the Company to fulfill any undertaking included in the Registration Statement as amended at the time of effectiveness, and the Company will reimburse such Selling Stockholder for any reasonable legal or other expenses reasonably incurred in investigating, defending or preparing to defend any such action, proceeding or claim, or preparing to defend any such action, proceeding or claim, provided, however, that the Company shall not be liable in any such case to the extent that such loss, claim, damage or liability arises out of, or is based upon, an untrue statement made in such Registration Statement or any omission of a material fact required to be stated therein or necessary to make the statements therein not misleading in reliance upon and in conformity with written information furnished to the Company by or on behalf of such Selling Stockholder specifically for use in preparation of the Registration Statement, or the failure of such Selling Stockholder to comply with its covenants and agreements contained in Section 8.2 hereof respecting sale of the Shares or any statement or omission in any Prospectus that is corrected in any subsequent Prospectus that was delivered to the Selling Stockholder prior to the pertinent sale or sales by the Selling Stockholder.  The Company shall reimburse each Selling Stockholder for the amounts provided for herein on demand as such expenses are incurred as reasonably documented by the Selling Stockholder.

(b)          The Investor agrees to indemnify and hold harmless the Company (and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act, each officer of the Company who signs the Registration Statement and each director of the Company) from and against any losses, claims, damages or liabilities to which the Company (or any such officer, director or controlling person) may become subject (under the Securities Act or otherwise), insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of, or are based upon, (i) any failure to comply with the covenants and agreements made by the Investor herein respecting sale of the Shares other than a failure to comply due to the misrepresentation, negligence, fraud, willful misconduct or breach of a covenant of the Company or (ii) any untrue statement of a material fact contained in the Registration Statement or any omission of a material fact required to be stated therein or necessary to make the statements therein not misleading if such untrue statement or omission was made in reliance upon and in conformity with written information furnished by or on behalf of the Investor specifically for use in preparation of the Registration Statement, and the Investor will reimburse the Company (or such officer, director or controlling person), as the case may be, for any legal or other expenses reasonably incurred in investigating, defending or preparing to defend any such action, proceeding or claim; provided that Investor’s obligation to indemnify the Company under this subparagraph (iii)(b) shall be limited to the net amount received by the Investor from the sale of the Shares.

(c)          Promptly after receipt by any indemnified person of a notice of a claim or the beginning of any action in respect of which indemnity is to be sought against an indemnifying person pursuant to this Section 8.3, such indemnified person shall notify the indemnifying person in writing of such claim or of the commencement of such action, but the omission to so notify the indemnifying person will not relieve it from any liability which it may have to any indemnified person under this Section 8.3 (except to the extent that such omission materially and adversely affects the indemnifying person’s ability to defend such action) or from any liability otherwise than under this Section 8.3.  Subject to the provisions hereinafter stated, in case any such action shall be brought against an indemnified person, the indemnifying person shall be entitled to participate therein, and, to the extent that it shall elect by written notice delivered to the indemnified person promptly after receiving the aforesaid notice from such indemnified person, shall be entitled to assume the defense thereof, with counsel reasonably satisfactory to such indemnified person.  After notice from the indemnifying person to such indemnified person of its election to assume the defense thereof, such indemnifying person shall not be liable to such indemnified person for any legal expenses subsequently incurred by such indemnified person in connection with the defense thereof, provided, however, that if there exists or shall exist a conflict of interest that would make it inappropriate, in the opinion of counsel to the indemnified person, for the same counsel to represent both the indemnified person and such indemnifying person or any affiliate or associate thereof, the indemnified person shall be entitled to retain its own counsel at the expense of such indemnifying person; provided, however, that no indemnifying person shall be responsible for the fees and expenses of more than one separate counsel (together with appropriate local counsel) for all indemnified parties.  In no event shall any indemnifying person be liable in respect of any amounts paid in settlement of any action unless the indemnifying person shall have approved the terms of such settlement; provided that such consent shall not be unreasonably withheld.  No indemnifying person shall, without the prior written consent of the indemnified person, effect any settlement of any pending or threatened proceeding in respect of which any indemnified person is or could have been a party and indemnification could have been sought hereunder by such indemnified person, unless such settlement includes an unconditional release of such indemnified person from all liability on claims that are the subject matter of such proceeding.

(d)          If the indemnification provided for in this Section 8.3 is unavailable to or insufficient to hold harmless an indemnified person under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to therein, then each indemnifying person shall contribute to the amount paid or payable by such indemnified person as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative fault of the Company on the one hand and the Investor, as well as any other Selling Stockholders under such registration statement on the other in connection with the statements or omissions or other matters which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations.  The relative fault shall be determined by reference to, among other things, in the case of an untrue statement, whether the untrue statement relates to information supplied by the Company on the one hand or an Investor or other Selling Stockholder on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement.  The Company and the Investor agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro rata allocation (even if the Investor and other Selling Stockholders were treated as one entity for such purpose) or by any other method of allocation which does not take into account the equitable considerations referred to above in this subsection (d).  The amount paid or payable by an indemnified person as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified person in connection with investigating or defending any such action or claim.  Notwithstanding the provisions of this subsection (d), the Investor shall not be required to contribute any amount in excess of the amount by which the net amount received by the Investor from the sale of the Shares to which such loss relates exceeds the amount of any damages which such Investor has otherwise been required to pay by reason of such untrue statement.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  The Investor’s obligations in this subsection to contribute shall be in proportion to its sale of Shares to which such loss relates and shall not be joint with any other Selling Shareholders.

(e)          The parties to this Agreement hereby acknowledge that they are sophisticated business persons who were represented by counsel during the negotiations regarding the provisions hereof including, without limitation, the provisions of this Section 8.3, and are fully informed regarding said provisions.  They further acknowledge that the provisions of this Section 8.3 fairly allocate the risks in light of the ability of the parties to investigate the Company and its business in order to assure that adequate disclosure is made in the Registration Statement as required by the Securities Act and the Exchange Act.  The parties are advised that federal or state public policy in the United States as interpreted by the courts in certain jurisdictions may be contrary to certain of the provisions of this Section 8.3, and the parties hereto hereby expressly waive and relinquish any right or ability to assert such public policy as a defense to a claim under this Section 8.3 and further agree not to attempt to assert any such defense.

8.4               Termination of Conditions and Obligations.  The conditions precedent imposed by Section 5 or this Section 8 upon the transferability of the Shares shall cease and terminate as to any particular number of the Shares (i) when such shares shall have been effectively registered under the Securities Act and sold or otherwise disposed of in accordance with the intended method of disposition set forth in the Registration Statement covering such shares, (ii) when such Shares are freely tradeable under Rule 144 or (iii) at such time as an opinion of counsel reasonably satisfactory to the Company shall have been rendered to the effect that such conditions are not necessary in order to comply with the Securities Act.

8.5               Restrictions on Transfer.

The Investor expressly agrees that any sale by the Investor of Shares pursuant to the Registration Statement shall be sold in a manner described under the caption “Plan of Distribution” in such Registration Statement and the Investor will deliver a copy of the Prospectus contained in the Registration Statement to the purchaser or purchasers, directly or through the Investor's broker, in connection with such sale, in each case in compliance with the requirements of the Securities Act and Exchange Act applicable to such sale.

8.6               Legends.  Certificates evidencing the Shares shall bear a legend in substantially the following form:

The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or the securities laws of any state, and may not be offered or sold unless a registration statement under the Securities Act and applicable state securities laws shall have become effective with regard thereto, or an exemption from registration under the Securities Act and applicable state securities laws is available in connection with such offer or sale.

8.7               Removal of Legends.  The restrictive legend set forth in Section 8.6 above shall be removed and the Company shall issue a certificate without such restrictive legend or any other restrictive legend to the Investor upon which it is stamped or issue to such holder by electronic delivery at the applicable balance account at the Depository Trust Company (“DTC”), if (i) such Shares are registered for resale under the Securities Act (provided that, if the Investor is selling pursuant to the effective registration statement registering the Shares for resale, the Investor agrees to only sell such Shares during such time that such registration statement is effective and such Investor is not aware or has not been notified by the Company that such registration statement has been withdrawn or suspended, and only as permitted by such registration statement), (ii) such Shares are sold or transferred pursuant to Rule 144 (if the transferor is not an Affiliate of the Company), or (iii) such Shares are eligible for sale under Rule 144, without the requirement for the Company to be in compliance with the current public information required under Rule 144 as to such Shares and without volume or manner-of-sale restrictions.  Following the earlier of (i) the effective date of such registration statement or (ii) Rule 144 becoming available for the resale of Shares, without the requirement for the Company to be in compliance with the current public information required under Rule 144 as to the Shares and without volume or manner-of-sale restrictions, the Company shall cause Company counsel to issue to the Transfer Agent the legal opinion referred to in the Irrevocable Transfer Agent Instructions.  Any fees (with respect to the Transfer Agent, Company counsel or otherwise) associated with the issuance of such opinion or the removal of such legend shall be borne by the Company.  Following the effective date of such registration statement, or at such earlier time as a restrictive legend is no longer required for certain Shares, the Company will no later than five (5) trading days following the delivery by a Investor to the Company or the Transfer Agent (with notice to the Company) of a legended certificate representing such Shares (endorsed or with stock powers attached, signatures guaranteed, and otherwise in form necessary to affect the reissuance and/or transfer) and an opinion of counsel to the extent required by this Section, (such fifth trading day, the “Legend Removal Date”) deliver or cause to be delivered to such Investor a certificate representing such Shares that is free from all restrictive legends.  The Company may not make any notation on its records or give instructions to the Transfer Agent that enlarge the restrictions on transfer set forth in this Section.  Certificates for Shares free from all restrictive legends may be transmitted by the Transfer Agent to the Investors by crediting the account of the Investor’s prime broker with DTC as directed by such Investor.

8.8               Irrevocable Transfer Agent Instructions.  As and when required under the terms of this Agreement, the Company shall issue irrevocable instructions to its Transfer Agent, and any subsequent transfer agent in the form of Exhibit B attached hereto (the “Irrevocable Transfer Agent Instructions”). The Company represents and warrants that no instruction other than the Irrevocable Transfer Agent Instructions referred to in this Section will be given by the Company to its transfer agent in connection with this Agreement, and that the Shares shall otherwise be freely transferable on the books and records of the Company as and to the extent provided in this Agreement and applicable law. The Company acknowledges that a breach by it of its obligations under this Section will cause irreparable harm to an Investor. Accordingly, the Company acknowledges that the remedy at law for a breach of its obligations under this Section will be inadequate and agrees, in the event of a breach by the Company of the provisions of this Section, the Investor shall be entitled, in addition to all other available remedies, to an order and/or injunction restraining any breach and requiring immediate issuance and transfer, without the necessity of showing economic loss and without any bond or other security being required.

8.9               Buy-In.  If the Company shall fail for any reason or for no reason to issue to an Investor unlegended certificates within five (5) trading days of receipt of all documents necessary for the removal of the legend set forth above (the “Deadline Date”), then, in addition to all other remedies available to such Investor, if on or after the trading day immediately following such five (5) trading day period, such Investor purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by the holder of shares of Common Stock that such Investor anticipated receiving from the Company without any restrictive legend (a “Buy-In”), then the Company shall, within five (5) trading days after such Investor’s request and in such Investor’s sole discretion, either (i) pay cash to the Investor in an amount equal to such Investor’s total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased (the “Buy-In Price”), at which point the Company’s obligation to deliver such certificate (and to issue such shares of Common Stock) shall terminate, or (ii) promptly honor its obligation to deliver to such Investor a certificate or certificates representing such shares of Common Stock and pay cash to the Investor in an amount equal to the excess (if any) of the Buy-In Price over the product of (a) such number of shares of Common Stock, times (b) the closing bid price on the Deadline Date.

8.10               Investor Covenants.

(a)          At any time after the Registrable Securities are covered by an effective Registration Statement, the Company may deliver to the Investors of such Registrable Securities a certificate (the “Suspension Certificate”) signed by an officer of the Company stating that sales of Registrable Securities under the applicable Registration Statement would:

i.           materially interfere with the consummation of any financing, acquisition, merger, disposition assets, corporate reorganization or any other similar transactions including without limitation any transaction that would require the Company to prepare financial statements under the Securities Act that the Company would otherwise not be required to prepare in order to comply with its obligations under the Exchange Act, or

ii.           require public disclosure of a material transaction or event prior to the time such disclosure might otherwise be required.

Upon receipt of a Suspension Certificate by Investors of Registrable Securities, such Investors of Registrable Securities shall refrain from selling or otherwise transferring or disposing of any Registrable Securities then held by such Holders pursuant to a Registration Statement and the Company shall not be required to maintain the effectiveness of the Registration Statement for a specified period of time (a “Suspension Period”) that is customary under the circumstances (not to exceed fifteen (15) business days). Notwithstanding the foregoing sentence, the Company shall be permitted to cause Investors of Registrable Securities to so refrain from selling or otherwise transferring or disposing of any Registrable Securities pursuant to a Registration Statement on only three (3) occasions during each six (6) consecutive month period that such Registration Statement remains effective. The Company may impose stop transfer instructions to enforce any required agreement of the Investors under this Section 8.5(a).

(b)          Each Investor agrees by its acquisition of Registrable Securities that, upon receipt of a notice from the Company of the occurrence of any event of the kind described in Section 8.2(d) or

i.           (A) when a prospectus or any prospectus supplement or post effective amendment to a Registration Statement is proposed to be filed; (B) when the SEC notifies the Company whether there will be a “review” of such Registration Statement and whenever the SEC comments in writing on any Registration Statement; and (C) with respect to each Registration Statement or any post effective amendment, when the same has become effective;

ii.           of any request by the SEC or any other Federal or state governmental authority for amendments or supplements to a Registration Statement or prospectus or for additional information that pertains to the Investors as “Selling Stockholders” or the “Plan of Distribution”;

iii.           of the issuance by the SEC or any other federal or state governmental authority of any stop order suspending the effectiveness of a Registration Statement covering any or all of the Registrable Securities or the initiation of any proceedings for that purpose; or

iv.           of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction, or the initiation or threatening of any proceeding for such purpose.

such Holder will forthwith discontinue disposition of such Registrable Securities under the applicable Registration Statement until it is advised in writing (the “Advice”) by the Company that the use of the applicable prospectus (as it may have been supplemented or amended) may be resumed.  The Company may provide appropriate stop orders to enforce the provisions of this Section 8.5(b).  The Company will use its commercially reasonable best efforts to ensure that the use of the Registration Statement and prospectus may be resumed as soon as reasonably practicable under the circumstances.

(c)          Not less than three (3) business days prior to the initial filing of the Registration Statement, each Investor agrees to furnish to the Company such information as the Company shall reasonably request in order to effect the registration of such Investor’s Registrable Securities including information regarding the Investor and the intended method of disposition. Each Investor further agrees that it shall not be entitled to be named as a selling stockholder in the Registration Statement until such Investor has provided to the Company the information requested pursuant to this clause (c). Each Investor acknowledges and agrees that the information provided will be used by the Company in the preparation of the Registration Statement covering such Investor’s Registrable Securities and hereby consents to the inclusion of such information in the Registration Statement.

9.           Notices.  All notices, requests, consents and other communications hereunder shall be in writing, shall be mailed (A) if within the United States by first-class registered or certified mail, or nationally recognized overnight express courier, postage prepaid, or by facsimile or electronic mail, or (B) if delivered from outside the United States, by International Federal Express (or other recognized international express courier) or facsimile, and shall be deemed given (i) if delivered by first-class registered or certified mail, three business days after so mailed, (ii) if delivered by nationally recognized overnight carrier, one business day after so mailed, (iii) if delivered by International Federal Express (or other recognized international express courier), two business days after so mailed, or (iv) if delivered by facsimile or electronic mail, upon electronic confirmation of receipt and shall be delivered as addressed as follows:

(a)                if to the Company, to:

HeartWareInternational,Inc.
205 Newbury Street, Suite 101
Framingham, Massachusetts 01701
Attn:  David McIntyre
Phone:	+1 305 818 4100
Fax:	+1 305 818 4111

(b)               with copies to:

Shearman & Sterling, LLP
599 Lexington Avenue
New York, New York 10022
Attn:  Robert Evans III
Phone:	+1 212 848 8830
Fax:	+1 646 848 8830

(c)
if to the Investor, at its address on the Securities Purchase Agreement to which these Terms and Conditions are attached, or at such other address or addresses as may have been furnished to the Company in writing in accordance with this Section 9.

Notwithstanding anything in this Agreement to the contrary, (a) the Company may deliver any documents, information or notices required to be delivered to an Investor under this Agreement by email, in any recognized electronic format, including Portable Document Format (PDF) or Microsoft Word document format, and (b) with respect to any documents, exhibits, filings, furnishings or other submissions publicly available on the Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”), such Company SEC Filing shall be deemed furnished by the Company to such Investor, in each case as of the date first publicly available on EDGAR.

10.           Changes.  This Agreement may be modified, amended or waived only pursuant to a written instrument signed by the Company and (a) Investors holding a majority of the Shares issued and sold in the Offering, provided that such modification, amendment or waiver is made with respect to all Agreements and does not adversely affect the Investor without adversely affecting all Investors in a similar manner; or (b) the Investor.

11.           Headings.  The headings of the various sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be part of this Agreement.

12.           Severability.  In case any provision contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

13.           Governing Law.  This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

14.           Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one instrument, and shall become effective when one or more counterparts have been signed by each party hereto and delivered to the other parties.

15.           Entire Agreement.  This Agreement constitutes the entire agreement between the parties hereto and supersedes any prior understandings or agreements concerning the purchase and sale of the Shares and the resale registration of the Shares.

16.           Confidential Information.

(a)               The Investor represents to the Company that, at all times during the Company’s offering of the Shares, the Investor (i) has maintained in confidence all non-public information regarding the Company received by the Investor from the Company or its agents, including without limitation, the existence of the transactions contemplated therein, (ii) has used all such non-public information only in connection with the evaluation of the transactions contemplated therein, and (iii) has not purchased or sold the Company’s securities or any securities convertible or exchangeable for any of the Company’s securities while in possession of such information, and covenants that it will continue to comply with (i), (ii) and (iii) above until such information (x) becomes generally publicly available other than through a violation of this provision by the Investor or its agents or (y) is required to be disclosed in legal proceedings (such as by deposition, interrogatory, request for documents, subpoena, civil investigation demand, filing with any governmental authority or similar process), provided, however, that before making any use or disclosure in reliance on this subparagraph (y) the Investor shall give the Company prior written notice specifying the circumstances giving rise thereto and will furnish only that portion of the non-public information which is legally required in the opinion of counsel to the Investor.

(b)               The Company shall prior to 9:30 a.m. on the business day after the execution of this Agreement,, issue a press release disclosing the material terms of the transactions contemplated hereby (including at least the number of Shares sold and proceeds therefrom) and all other material, nonpublic information regarding the Company and its securities provided to the Investor by the Company or its agents.  The Company shall not publicly disclose the name of Investor, or include the name of Investor in any filing with any regulatory agency or stock exchange without the prior written consent of Investor except to the extent such disclosure is required by law or the regulations of any applicable stock exchange.

17.           No Third-Party Beneficiaries.  This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

18.           Expenses.  The parties shall pay their own legal and other expenses in connection with the preparation, negotiation and execution of the Agreements and the consummation of the transactions contemplated herein.

EXHIBIT A

(1)
The Company (a) has the corporate power to execute, deliver and perform the Securities Purchase Agreement and (b) has taken all corporate action necessary to authorize the execution, delivery and performance of the Securities Purchase Agreement.

(2)	The Securities Purchase Agreement has been duly executed and delivered by the Company.

(3)
The Shares have been duly authorized by the Company and, when (i) all required shareholder approvals have been obtained and (ii) the Shares are issued and delivered as provided in the Securities Purchase Agreement, the Shares will be validly issued, fully paid and non-assessable, and the issuance of such Shares will not be subject to preemptive rights pursuant to the General Corporation Law of the State of Delaware, the certificate of incorporation or by-laws of the Company.

(4)
Based upon the representations, warranties and agreements of the Company and the Investors contained in the Securities Purchase Agreement, and assuming compliance with the offering and transfer procedures and restrictions described in the Securities Purchase Agreement and the other transaction documents, it is not necessary in connection with the offer and sale of the Shares to the Investors under the Securities Purchase Agreement to register the Shares under the Securities Act, it being understood that no opinion is expressed as to any subsequent resale of any Shares.

EXHIBIT B

Form of Irrevocable Transfer Agent Instructions

August __, 2009

Computershare
[Address]
Attn:  _________________

Ladies and Gentlemen:

Reference is made to those certain Securities Purchase Agreements, dated August ___, 2009 (the “Agreements”), by and among HeartWare International, Inc., a Delaware corporation (the “Company”), and the purchasers named on the signature pages thereto (collectively, such purchasers and their permitted transferees, the “Investors”), pursuant to which, among other things, the Company is issuing to certain Investors 2,500,000 shares (the “Shares”) of the common stock of the Company, par value $0.001 per share (the “Common Stock”).

This letter shall serve as our irrevocable authorization and direction to you (provided that you are the transfer agent of the Company at such time and the conditions set forth in this letter are satisfied), subject to any stop transfer instructions that we may issue to you from time to time, if any to issue certificates representing the Shares.

You acknowledge and agree that so long as you have received (a) written confirmation from the Company’s legal counsel that a registration statement covering resales of the Shares has been declared effective by the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), a copy of such registration statement and a completed and signed certificate from a Holder confirming the sale or transfer of the Shares pursuant to such effective registration statement, (b) written confirmation from the Company’s legal counsel that the Shares are eligible for sale in conformity with Rule 144 under the Securities Act (“Rule 144”) and customary documentation from a Holder’s broker with respect to a sale pursuant to Rule 144 or (c) written confirmation from the Company’s legal counsel that the Shares are eligible for sale in conformity with Rule 144 under the Securities Act without being subject to the volume or other restrictions thereunder, then, unless otherwise required by law, within five (5) business days of delivery by a Holder to the Company or to you (with concurrent notice to the Company) of a notice of sale and documentation required pursuant to clause (a) or (b) above, as applicable, or a request from a Holder for the issuance of an unlegended certificate in the event that the Shares are eligible for sale in conformity with Rule 144 under the Securities Act without being subject to the volume or other restrictions thereunder, together with a legended certificate representing such Shares (endorsed or with stock powers attached, signatures guaranteed, and otherwise in form necessary to affect the reissuance and/or transfer), you shall issue the certificate(s) representing the Shares registered in the names of the purchaser of such Shares or the Holder, as the case may be, and such certificates shall not bear any legend restricting transfer of the Shares thereby and should not be subject to any stop-transfer restriction. To the extent a Holder is participating in The Depository Trust Company (“DTC”) Fast Automated Securities Transfer Program, upon the request of the Holder, you are authorized, in lieu of issuing certificates representing the Shares, to credit the number of shares of Common Stock to which the the Holder shall be entitled to the Holder’s or its designee’s balance account with DTC through its Deposit Withdrawal At Custodian system.

In the event that you have not received the documentation required pursuant to clause (a) or (b) of the immediately preceding paragraph or such Shares are not eligible for sale in conformity with Rule 144 under the Securities Act without being subject to the volume or other restrictions thereunder, then the certificates for such Shares shall bear the following legend:

The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or the securities laws of any state, and may not be offered or sold unless a registration statement under the Securities Act and applicable state securities laws shall have become effective with regard thereto, or an exemption from registration under the Securities Act and applicable state securities laws is available in connection with such offer or sale.

                Please be advised that the Investor are relying upon this letter as an inducement to enter into the Agreement and, accordingly, each Holder is a third party beneficiary to these instructions.

THE FOREGOING INSTRUCTIONS SUPERSEDE ANY PRIOR INSTRUCTIONS YOU HAVE RECEIVED FROM THE COMPANY WITH RESPECT TO THE MATTERS SET FORTH HEREIN.

                 Please execute this letter in the space indicated to acknowledge your agreement to act in accordance with these instructions.

Very truly yours,

HEARTWARE INTERNATIONAL, INC.

By:
Name:
Title:

HEARTWARE INTERNATIONAL, INC.

INVESTOR QUESTIONNAIRE

(ALL INFORMATION WILL BE TREATED CONFIDENTIALLY)

To:	HeartWare International, Inc.
205 Newbury Street, Suite 101
Framingham, Massachusetts 01701

This Investor Questionnaire (“Questionnaire”) must be completed by each potential investor in connection with the offer and sale of common stock, par value $0.001 per share of HeartWare International, Inc. (the “Securities”).  The Securities are being offered and sold by HeartWare International, Inc. (the “Corporation”) without registration in the United States under the Securities Act of 1933, as amended (the “Act”), and the securities laws of certain states, in reliance on the exemptions contained in Section 4(2) of the Act and on Regulation D promulgated thereunder and in reliance on similar exemptions under applicable state laws.  The Corporation must determine that a potential investor meets certain suitability requirements before offering or selling Securities to such investor.  The purpose of this Questionnaire is to assure the Corporation that each investor will meet the applicable suitability requirements.  The information supplied by you will be used in determining whether you meet such criteria, and reliance upon the private offering exemption from registration is based in part on the information herein supplied.

This Questionnaire does not constitute an offer to sell or a solicitation of an offer to buy any security.  Your answers will be kept strictly confidential.  However, by signing this Questionnaire you will be authorizing the Corporation to provide a completed copy of this Questionnaire to such parties as the Corporation deems appropriate in order to ensure that the offer and sale of the Securities will not result in a violation of the Act or the securities laws of any state and that you otherwise satisfy the suitability standards applicable to purchasers of the Securities.  All potential investors must answer all applicable questions and complete, date and sign this Questionnaire.  Please print or type your responses and attach additional sheets of paper if necessary to complete your answers to any item.  Capitalized terms used but not defined herein have the meaning given thereto in the Securities Purchase Agreement to which this Questionnaire is attached (the “Securities Purchase Agreement”).

A.           BACKGROUND INFORMATION

Name [EXACT NAME AS IT WILL APPEAR ON THE HOLDING STATEMENTS]:

Business Address:
(Number and Street)

(City)		(State)	(Zip Code)

Telephone Number:	( )

Residence Address:
(Number and Street)

(City)		(State)	(Zip Code)

Telephone Number:	( )

If an individual:
Age:	Citizenship:	Where registered to vote:

If an existing shareholder of the Company: (HIN / SRN)

If a corporation, partnership, limited liability company, trust or other entity:
Type of entity:
State of formation:	Date of formation:

Social Security or Taxpayer Identification No.

Send all correspondence to (check one):	______	Residence Address	______	Business Address

Email address of contact person:

B.            STATUS AS ACCREDITED INVESTOR

The undersigned is an “accredited investor” as such term is defined in Regulation D under the Act, as at the time of the sale of the Securities the undersigned falls within one or more of the following categories (Please initial one or more, as applicable):2

____  (1)                       a bank as defined in Section 3(a)(2) of the Act, or a savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Act whether acting in its individual or fiduciary capacity; a broker or dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934; an insurance company as defined in Section 2(13) of the Act; an investment company registered under the Investment Corporation Act of 1940 or a business development company as defined in Section 2(a)(48) of that Act; a Small Business Investment Corporation licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958; a plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions for the benefit of its employees, if such plan has total assets in excess of $5,000,000; an employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974 if the investment decision is made by a plan fiduciary, as defined in Section 3(21) of such Act, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with the investment decisions made solely by persons that are accredited investors;

____  (2)                       a private business development company as defined in Section 202(a)(22) of the Investment Adviser Act of 1940;

____  (3)                       an organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended, corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the Securities offered, with total assets in excess of $5,000,000;

____  (4)                       a natural person whose individual net worth, or joint net worth with that person’s spouse, at the time of such person’s purchase of the Securities exceeds $1,000,000;

____  (5)                       a natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with that person’s spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year;

____  (6)                       a trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the Securities offered, whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii) of Regulation D; and

____  (7)                       an entity in which all of the equity owners are accredited investors (as defined above) (If the answer is yes, all shareholders, partners or other equity owners must complete an Individual Questionnaire).

C.            REPRESENTATIONS

The undersigned hereby represents and warrants to the Corporation as follows:

1.
Any purchase of the Securities would be solely for the account of the undersigned and not for the account of any other person or with a view to any resale, fractionalization, division, or distribution thereof.

2.
The information contained herein is complete and accurate and may be relied upon by the Corporation, and the undersigned will notify the Corporation immediately of any material change in any of such information occurring prior to the closing, if any, with respect to the purchase of Securities by the undersigned or any co-purchaser.

3.	There are no suits, pending litigation, or claims against the undersigned that could materially affect the net worth of the undersigned as reported in this Questionnaire.

2 As used in this Questionnaire, the term “net worth” means the excess of total assets over total liabilities.  In computing net worth for the purpose of subsection (4), the principal residence of the investor must be valued at cost, including cost of improvements, or at recently appraised value by an institutional lender making a secured loan, net of encumbrances.  In determining income, the investor should add to the investor’s adjusted gross income any amounts attributable to tax exempt income received, losses claimed as a limited partner in any limited partnership, deductions claimed for depiction, contributions to an IRA or KEOGH retirement plan, alimony payments, and any amount by which income from long-term capital gains has been reduced in arriving at adjusted gross income.

4.
The overall commitment of the undersigned to investments which are not readily marketable is not excessive in view of the undersigned’s net worth and financial circumstances, and any purchase of the Securities will not cause such commitment to become excessive.  The undersigned is able to bear the economic risk of an investment in the Securities.

5.	The undersigned is aware of its obligations under applicable United States federal and state securities laws with respect to use and disclosure of non-public information regarding the Company.

6.
The undersigned has carefully considered the potential risks relating to the Corporation and a purchase of the Securities, and fully understands that the Securities are speculative investments which involve a high degree of risk of loss of the undersigned’s entire investment.  Among others, the undersigned has carefully considered each of the risks identified in the Company SEC Documents.

7.
The undersigned understands that the Securities that it is acquiring are characterized as “restricted securities” under the federal securities laws of the United States inasmuch as they are being acquired in a transaction not involving a public offering, and that under such laws and applicable regulations such securities may be resold without registration under the Act, only in certain limited circumstances. In this connection, the undersigned represents that it is familiar with SEC Rule 144, as presently in effect, and understands the resale limitations imposed thereby and by the Act.

IN WITNESS WHEREOF, the undersigned has executed this Questionnaire this _____ day of August 2009, and declares under oath that it is truthful and correct.

Print Name

By:
Signature

Title:
(required for any purchaser that is a corporation, partnership, trust or other entity)